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Exhibit 12

                           U S WEST, INC.
                      EARNINGS TO FIXED CHARGES
                        (Dollars in Millions)

                                                       Year Ended
                                                 9/30/99        9/30/98
                                                 -------        -------
Pro forma income before income taxes
  and extraordinary item                         $ 1,714        $ 1,843
Interest expense (net of amounts
  capitalized)                                       519            378
Interest factor on rentals (1/3)                      68             64
                                                 -------        -------
Earnings                                         $ 2,301        $ 2,285

Interest expense                                 $   544        $   395
Interest factor on rentals (1/3)                      68             64
                                                 -------        -------
Fixed charges                                    $   612        $   459

Ratio of earnings to fixed charges                  3.76           4.98
                                                 -------        -------

                                                     Quarter Ended
                                                 9/30/99        9/30/98
                                                 -------        -------
Income before income taxes
  and extraordinary item                         $   396        $   608
Interest expense (net of amounts
  capitalized)                                       203            172
Interest factor on rentals (1/3)                      24             20
                                                 -------        -------
Earnings                                         $   623        $   800

Interest expense                                 $   213        $   178
Interest factor on rentals (1/3)                      24             20
                                                 -------        -------
Fixed charges                                    $   237        $   198

Ratio of earnings to fixed charges                  2.63           4.04
                                                 -------        -------
